SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
 February 14, 2002

MDU Communications International, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
0-26053 (Commission File Number)	84-1342898 (IRS Employer Identification No.)
60-D Commerce Way, Totowa NJ (Address of principal executive offices)	07512 (Zip Code)
(973) 237-9499 (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

        On February 14, 2002, MDU Communications International, Inc. executed an agreement with Verizon Media Ventures Inc. and Verizon Entertainment Services Company for the purchase of certain multi-dwelling unit video system assets. These assets consist of 69 multi-dwelling unit video systems and corresponding access agreements covering 13,332 units and 3,514 subscribers.

        These properties and subscribers will be transitioned to MDU Communications in stages over the next 90 days.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU Communications International, Inc.
Date: February 21, 2002	By:	/s/ SHELDON NELSON Sheldon Nelson, Chief Executive Officer